UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2017

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (651) 236-5900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.02.     Results of Operations and Financial Condition.

On September 27, 2017, H.B. Fuller Company (the “Company”) announced its operating results for the third quarter ended September 2, 2017. A copy of the press release that discusses this matter is furnished as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 7.01      Regulation FD Disclosure.

We currently expect to finance our Royal Adhesives & Sealants acquisition, and the repayment at closing of our existing term loan and private placement notes, with an aggregate of approximately $2.15 billion of new financing, primarily through a new secured term loan of approximately $1.85 billion and new senior unsecured bonds pari passu with the company’s existing 4.00% notes due 2027.  We also anticipate amending our existing revolving credit facility, effective as of closing, to permit the Royal Adhesives & Sealants acquisition and add collateral securing our obligations, among other things.  We expect to begin marketing the new secured term loan to potential lenders with a bank meeting on Monday, October 2.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

99.1	Press Release, dated September 27, 2017, issued by H.B. Fuller Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2017

H.B. FULLER COMPANY By: /s/ Timothy J. Keenan Timothy J. Keenan Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 27, 2017, issued by H.B. Fuller Company